CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

      Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Dispatch Management Services Corp. ("DMSC") in the Prospectus constituting a part of DMSC's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

Dated:


                                    /s/ Michael Fiorito
                                    ------------------------------
                                    Michael Fiorito

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

      Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Dispatch Management Services Corp. ("DMSC") in the Prospectus constituting a part of DMSC's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

Dated:


                                    /s/ Alison Davis
                                    ------------------------------
                                    Alison Davis